Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  Carlyle Income Plus, Ltd.
     Commission File No. 000-16975
     Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8-K dated April 21, 1997.

Thank you.

Very truly yours,

Carlyle Income Plus, Ltd.


By:  JMB Realty Corporation
     (Corporate General Partner)


     By:  GAILEN J. HULL
          Gailen J. Hull, Senior Vice President
          and Principal Accounting Officer



Enclosures

                          FORM 8-K


             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 21,
                            1997



                    CARLYLE INCOME PLUS, LTD.
                    -------------------------

     Exact name of registrant as specified in its charter)


       Illinois            000-16975           36-3439532
    -----------------    ---------------       ----------

    (State of Organization)  (Commission)   (IRS Employer
                            File Number)   Identification
                                               Number)


         900 N. Michigan Avenue, Chicago, Illinois 60611
        -------------------------------------------------

           (Address of principal executive office)



  Registrant's telephone number, including area code: (312)
                          915-1987.
------------------------------------------------------------
                           -------
                    CARSON INDUSTRIAL PARK

                      CARSON, CALIFORNIA
                 ---------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.  On August 15,

1997,  Carlyle  Income  Plus, Ltd. (the  "Partnership"),  an

Illinois  limited  partnership, sold the  land  and  related

improvements    (consisting   primarily   of    multi-tenant

industrial buildings) known as Carson Industrial  Park  (the

"Property"), an approximately 206,000-square-foot industrial project  located on approximately 12 acres  in  Carson,  Los

Angeles County, California.  The purchaser, Koll Cornerstone

II, a California general partnership, is not affiliated with the  Partnership or its General Partners and the sale  price was determined by arm's-length negotiations.

      On  April  21, 1997, the Partnership entered  into  an

agreement  to  sell  the  Property  for  a  sale  price   of

$7,200,000.  At  closing  (which  had  been  extended)   the

Partnership  received  the  sale  price  in  cash,  net   of

estimated  selling  costs  of  approximately  $200,000   and

operating  prorations of approximately $175,000 (subject  to reprorations).  The Property was 98.5% leased at the date of

sale.   The  sale  resulted in a gain to the Partnership  of

approximately  $1,750,000 for financial reporting  purposes,

primarily  as a result of a $4,300,000 provision  for  value

impairment recorded by the Partnership in 1995.   Also,  the

Property  was classified as held for sale or disposition  as of  October  1, 1996 and therefore has not been  subject  to

continued   depreciation  as  of  that  date  for  financial

reporting purposes.  In addition, the Partnership expects to recognize  a  loss on sale of approximately  $2,500,000  for

Federal income tax reporting purposes in 1997.

      In  connection with the sale of this property,  as  is

customary  in such transactions, the Partnership  agreed  to certain  representations and warranties, with  a  stipulated

survival  period which expires December 15, 1997.   Although

it is not expected, the Partnership may ultimately have some liability under such representations and warranties.

      The  Partnership Agreement provides that distributions

of  sale proceeds are to be initially allocated 99%  to  the

Holders  of  Interests (as defined) and 1%  to  the  General

Partners.   However, upon the completion of the  liquidation

of the Partnership and final distribution of all Partnership funds,  all previous distributions of sale proceeds  to  the

General Partners are to be repaid to the Partnership to  the extent that the Holders of Interests have not received  sale proceeds equal to their initial capital investment plus a 6%

return on their investment (as defined). Upon receipt by the

Holders  of  Interests  of  such preferred  return,  further distributions, if any, of sale proceeds are to be  allocated to  the  General  Partners until the General  Partners  have received  distributions in an amount  equal  to  3%  of  the aggregate  selling prices of all properties sold,  with  the remaining  balance to be distributed 85% to the  Holders  of

Interests  and  15%  to  the  General  Partners;   provided,

however, that such 3% and 15% of sale proceeds distributable to  the  General Partners are subordinate to the Holders  of

Interests'  receipt  of  a 9% return  on  their  investment.

Since  the Holders of Interests are not expected to  receive an  amount  equal to their initial contributed capital  from the  aggregate  sale  proceeds of all of  the  Partnership's investment  properties, the General Partners  are  currently deferring  their  share of distributable proceeds  from  all property sales.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.  Not Applicable

     (b)  Pro Forma Financial Information- Narrative.

      As  a  result of the sale of the Property, beyond  the

date  of  sale  there will be no further  rental  and  other

income,   property   operating  expenses  and   depreciation

recorded for the Property in the financial statements of the

Partnership,  which  for  the  Partnership's   most   recent

reported fiscal year (the year ended December 31, 1996) were approximately $956,000, $362,000 and $128,000, respectively.

Rental  and  other income, property operating  expenses  and depreciation  for  the Property were approximately  $455,000

$179,000 and $0, respectively, for the six months ended June

30,  1997.   Also, as a result of the sale of the  Property,

there  are no further assets and liabilities related to  the

Property,  which  at  June 30, 1997 consisted  of  land  and buildings  and improvements held for sale or disposition  of approximately $5,179,000; cash and other current  assets  of approximately  $157,000; deferred expenses of  approximately

$43,000;  current liabilities of approximately $56,000,  and

tenant  security  deposits  of approximately  $75,000.   The

remaining   operations  of  the  Partnership  will   consist

primarily  of the operations of the Partnership's  remaining

owned   investment  properties,  the  Sunrise  Town   Center

shopping  center and (through a joint venture) the  Landings

Shopping Center.

     (c)  Exhibits.

           99.1    Real Property Purchase Agreement  between

Carlyle

Income  Plus, Ltd. and Koll Cornerstone II, dated April  21,

1997.

          99.2    Letter  agreement between  Carlyle  Income

Plus, Ltd. and Koll Cornerstone II, dated August 13, 1997.















                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    CARLYLE INCOME PLUS, LTD.
                    By:  JMB Realty Corporation
                         Corporate General partner


                         By:
                           __________________________________
                              GAILEN J. HULL
                              Gailen J. Hull
                              Senior Vice President and
                              Principal Accounting Officer

Date: August 28, 1997